SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 7, 2008

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52601	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 St. Mary Axe London, United Kingdom	EC3A 8EP
(Address of principal executive offices)	(Zip Code)

+44(0)8445862780
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2008, Flex Fuels Energy, Inc., ("Flex Fuels" or the "Company”) terminated a temporary consulting agreement with its interim chief financial officer.  The Company's previous chief financial officer, Mr. Paul Gothard, will return in a consulting capacity  as the Company's chief financial officer commencing as of October 13, 2008.

The terms of Mr. Gothard's service agreement provide for a base fee of £3,000 (excluding espenses) per calendar month for services as a financial and regulatory consultant. Mr. Gothard will provide his services for five calendar days per month, and any necessary additional days at a rate of £600 per day. The term of Mr. Gothard's service agreement will end on December 31, 2008.

Mr. Gothard, a chartered accountant, is currently the Chief Financial Officer of Datawind UK Plc.  Mr. Gothard previously served as Chief Financial Officer for Flex Fuels Energy Inc. between January 2007 and May 2008.  After the initial public offering of Malibu Minerals (the predecessor company to Flex Fuels), he was responsible for the preparation and oversight of all of the Company’s SEC filings.  In addition, he set up the Company’s financial reporting systems and undertook the duties of Company Secretary.  Prior to that, he was the chief financial officer and a director of MGT Capital Investments, Inc. (formerly Medicsight, Inc.) (“MGT”), an investment company that focuses on the healthcare information technology sector.  Mr. Gothard joined MGT in July 2001as group financial controller and was appointed chief financial officer and director to the board of directors of MGT in November 2002.  Mr. Gothard left MGT in March 2006 after it was successfully listed  on the American Stock Exchange.  Between April 2006 and December 2006, Mr. Gothard enjoyed a career break.  Mr. Gothard obtained a BA (Honors) degree in 1989 in Accounting and Finance and became a member of the Institute of Chartered Accountants in England and Wales in 1993.  His key area of expertise is in US listed start-up companies and SEC reporting.

Item 8.01.  Other Events.

On October 7, 2008, the Company filed suit in federal district court in Nevada against one of its directors, Mr. Thomas Barr, for, amongst other things, claims of breach of fiduciary duties owed to the Company and its shareholders, interference with the proper corporate governance of the Company stemming from the alleged theft of private company e-mail, and alleged violations of the federal securities laws.  Mr. Barr was served notice of this suit on Friday October 10, but has not responded to date.  A copy of the suit is attached hereto as Exhibit 99.1.

IMPORTANT ADDITIONAL INFORMATION

Flex Fuels will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2008 annual meeting of shareholders. Shareholders are strongly advised to read Flex Fuels' 2008 definitive proxy statement when it becomes available because it will contain important information. Shareholders will be able to obtain copies of Flex Fuels' 2008 definitive proxy statement and other documents filed by Flex Fuels with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov. Flex Fuels, its directors and its executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with Flex Fuels' 2008 annual meeting of stockholders. Information concerning Flex Fuels' directors and officers is available in its Form 10-KSB for the fiscal year ended December 31, 2007.

Item 9.01. Financial Statements and Exhibits

Exhibits filed as part of this Report are as follows:

Exhibit 99.1	Copy of the Flex Fuels Energy, Inc. complaint filed by the Company against Mr. Tom Barr in federal district court in Nevada on October 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2008	By:	/s/ Brian Barrows
Name: Brian Barrows
Chief Executive Officer and Director

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